Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated May 13, 2024, with respect to the financial statements of Docola, Inc. as of and for the years ended December 31, 2023 and 2022, in this Amendment #5 to the Registration Statement on Form S-1. We also consent to the reference of our firm under the caption “Experts” in this registration statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT
May 13, 2024